EXHIBIT 21.1

SUBSIDIARIES OF CYCLO THERAPEUTICS, INC.

The following is the sole subsidiary of Cyclo Therapeutics, Inc.:

Name	Ownership	State of Incorporation
Cyclodextrin Technologies Development, Inc.	100.00%	Florida